UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 31, 2001 --------------------------------------------------
PAUL-SON GAMING CORPORATION --------------------------------------------------------------------------------------------------------------------- (Exact name of Registrant as specified in charter)
Nevada --------------------------------------------------------------------------------------------------------------------- (State or other jurisdiction of incorporation)
0-23588 88-0310433 -------------------------------- ---------------------------------------- (Commission File Number) (IRS Employee Identification No.)

1700 S. Industrial Road, Las Vegas, Nevada                                                             89102
---------------------------------------------------------------------------------------------------------------------
(Address of principal executive offices)                                                               (Zip Code)

Registrant's telephone number, including area code	(702) 384-2425 ----------------------------------------
Not Applicable --------------------------------------------------------------------------------------------------------------------- (Former name or former address, if changed since last report)

Item 5.   OTHER EVENTS

          On January 31, 2001, Paul-Son Gaming Corporation, a Nevada corporation ("Paul-Son"), entered into a letter of intent with Establissements Bourgogne et Grasset SA, a societé anonyme of France ("Bourgogne et Grasset"), The Bud Jones Company, Inc., a Nevada corporation ("Bud Jones"), and the stockholders of Bourgogne et Grasset, relating to a proposed combination of the entities (the "Combination").

          The letter of intent provides for the Combination to occur through the contribution of 100% of the outstanding shares of Bourgogne et Grasset to Paul-Son in exchange for the issuance of 51% of Paul-Son's post-combination voting common shares. As a result of the Combination, Bourgogne et Grasset and its wholly-owned U.S. subsidiary, Bud Jones, will become wholly-owned subsidiaries of Paul-Son.

          The Combination is subject to the execution by the parties of a definitive agreement, the approval of the stockholders of Paul-Son, and the receipt of all necessary gaming and other regulatory approvals.

          Upon consummation of the Combination, the stockholders of Bourgogne et Grasset, as controlling stockholders, will designate a majority of Paul-Son's board of directors, and at least two of Paul-Son's present directors will continue to serve on the board. Upon consummation of the Combination, Gérald Charlier, Bourgogne et Grasset and Bud Jones' president and chief executive officer, will become chairman of the board and chief executive officer of Paul-Son, and Eric P. Endy will become vice chairman of the board.

          In addition to the Combination, Bourgogne et Grasset agreed to purchase an aggregate of 300,000 shares of Paul-Son's common stock from the Paul S. Endy, Jr. Living Trust, Paul-Son's current controlling stockholder, at a purchase price of $3.00 per share. The sale of the shares will be made upon the consummation of the Combination. Upon completion of both the Combination and the purchase of shares from the Endy Trust, the stockholders of Bourgogne et Grasset will own approximately 56% of Paul-Son's outstanding shares.

          Bourgogne et Grasset, founded in 1923, supplies plaques, jetons, chips, roulette wheels, displays, layouts, tables and accessories and equipment to licensed casinos all over the world, primarily in Europe and the Far East. Bourgogne et Grasset holds several patents and patent applications concerning gaming manufacturing processes, microchip embedding processes and reading/programming electronic devices. In October 2000, Bourgogne et Grasset acquired The Bud Jones Company, Inc. based in Las Vegas, Nevada since 1965. Bud Jones manufactures and distributes casino gaming equipment and accessories worldwide. Bourgogne et Grasset is a privately-held company based in Beaune, France and is controlled by Holding Wilson SA, Paris, France. Holding Wilson owns several companies internationally primarily in consulting-related fields and also holds several financial interests in other companies.

          For additional information concerning the foregoing, reference is made to the Company's press release dated January 31, 2001, a copy of which is attached as an exhibit hereto and incorporated by reference herein.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

    Financial Statements of Business Acquired.

    Not Applicable.

    2

    Pro Forma Financial Information.

    Not Applicable.

    Exhibits.

99.1 Text of Press Release dated January 31, 2001.

3

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAUL-SON GAMING CORPORATION (Registrant)

Date: January 31, 2001	By:	/s/ Eric P. Endy -------------------------------------------------- Eric P. Endy Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer

4

EXHIBIT INDEX

Exhibit Number	Description	Page Number
99.1	Text of Press Release, dated January 31, 2001.	6

5

EXHIBIT 99.1

6

Paul-Son Gaming Corporation Announces Letter of Intent to Combine with Bourgogne et Grasset and The Bud Jones Company, Inc.

LAS VEGAS - (PR NEWSWIRE) - January 31, 2001 - Paul-Son Gaming Corporation (NasdaqSC: PSON - news) today reported that it has entered into a letter of intent with Etablissements Bourgogne et Grasset SA and The Bud Jones Company, Inc. relating to a proposed combination of the entities (the "Combination").

The letter of intent provides for the Combination to occur through the contribution of 100% of the outstanding shares of Bourgogne et Grasset to Paul-Son in exchange for the issuance of 51% of Paul-Son's post-combination voting common shares. As a result of the Combination, Bourgogne et Grasset and its wholly-owned U.S. subsidiary, The Bud Jones Company, Inc., will become wholly-owned subsidiaries of Paul-Son.

The Combination is subject to the execution by the parties of a definitive agreement, the approval of the stockholders of Paul-Son, and the receipt of all necessary gaming and other regulatory approvals.

Upon consummation of the Combination, the stockholders of Bourgogne et Grasset, as controlling stockholders, will designate a majority of Paul-Son's board of directors, and two of Paul-Son's present directors will continue to serve on the board. Upon consummation of the Combination, Gérard Charlier, Bourgogne et Grasset and Bud Jones' president and chief executive officer, will become chairman of the board and chief executive officer of Paul-Son, and Eric P. Endy will become vice chairman of the board.

In addition to the Combination, Bourgogne et Grasset agreed to purchase an aggregate of 300,000 shares of Paul-Son's common stock from the Paul S. Endy, Jr. Living Trust, Paul-Son's current controlling stockholder, at a purchase price of $3.00 per share. The sale of the shares will be made upon the consummation of the Combination. Upon completion of both the Combination and the purchase of shares from the Endy Trust, the stockholders of Bourgogne et Grasset will own approximately 56% of Paul-Son's outstanding shares.

Bourgogne et Grasset, founded in 1923, supplies plaques, jetons, chips, roulette wheels, displays, layouts, tables and accessories and equipment to licensed casinos all over the world, primarily in Europe and the Far East. Bourgogne et Grasset holds several patents and patent applications concerning gaming manufacturing processes, microchip embedding processes and reading/programming electronic devices. In October 2000, Bourgogne et Grasset acquired The Bud Jones Company, Inc. based in Las Vegas, Nevada since 1965. Bud Jones manufactures and distributes casino gaming equipment and accessories worldwide. Bourgogne et Grasset is a privately-held company based in Beaune, France and is controlled by Holding Wilson SA, Paris, France. Holding Wilson owns several companies internationally primarily in consulting-related fields and also holds several financial interests in other companies.

Paul-Son is a leading manufacturer and supplier of casino table game equipment in the United States. Paul-Son's products include casino chips, table game layouts, playing cards, dice, gaming furniture and miscellaneous table accessories such as chip trays, drop boxes and dealing shoes, which are used in conjunction with casino table games such as blackjack, poker, baccarat, craps and roulette. Paul-Son is headquartered in Las Vegas, Nevada, with its primary manufacturing facilities located in San Luis, Mexico and sales offices in Las Vegas, Nevada, Atlantic City, New Jersey and other locations. Paul-Son sells its products in every state in which casinos operate in the United States. Paul-Son also has retail sales outlets which provide casino-quality products for personal use, including poker chips, "Fantasy Casino" chips, dice, playing cards and gift items made with Paul-Son components.

Mr. Endy stated, "The combination of Paul-Son and Bourgogne et Grasset is a perfect match of two companies with complementary strategic opportunities. With Bourgogne et Grasset, we see a tremendous opportunity for the combined company to become the market leader in a global casino table game market. By aligning Bourgogne et Grasset's strong position in the European and the Far East markets with that of Paul-Son's in the United States market, we will be developing a solid foundation from which to expand worldwide. We look forward to Gérard Charlier's involvement as chairman of the board and chief executive officer of Paul-Son, and to the leadership and experience that Bourgogne et Grasset's management team will bring to Paul-Son. We have been very impressed with the progressive management style of Bourgogne et Grasset and expect that this transaction will greatly benefit our stockholders, customers and employees."

Mr. Charlier said, "We are excited about the synergies afforded to the companies by this transaction. Paul-Son has a well-earned reputation for manufacturing high quality gaming chips which represent the widely-accepted standard in the U.S. market and a broad line of other gaming supplies well-known in the industry. Bourgogne et Grasset and Bud Jones produce high quality gaming chips well-recognized in the international markets, and Bourgogne et Grasset has become known for its innovative products, such as its microchip embedded gaming chips better known as "SafeChips by Bourgogne et Grasset®." Bourgogne et Grasset and Bud Jones also have access to the new Euro market, which imposes stringent regulatory requirements for the replacement of gaming chips and other currency-denominated instruments.

"In addition to these synergies, this combination will also provide for a number of significant operating efficiencies. We expect to optimize sales efforts, corporate overhead, manufacturing equipment and systems, and other expenses. We also expect that Bourgogne et Grasset's operations augmented by its acquisition of Bud Jones, will enhance our combined operations. We are excited about the future growth prospects afforded our combined company and look forward to working with Paul-Son's team," Mr. Charlier said.

This press release contains certain forward-looking statements which are subject to change. The proposed Combination described herein is subject to numerous contingencies and other events, the occurrence or non-occurrence of which could cause the proposed Combination to fail to occur. The future events and contingencies include, but are not limited to, the negotiation and execution of a definitive combination agreement; the investigation and approval by certain gaming and other regulatory bodies of the Combination, including in certain circumstances, the investigation and finding of suitability of certain individuals or business entities affiliated with the parties to the proposed Combination; approval by the Paul-Son stockholders; satisfaction of certain tax-related structural considerations; completion of due diligence by both parties; potential approval of the Combination by certain governmental agencies due to competition and other regulatory considerations; and other conditions set forth in the letter of intent.

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